SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 12, 2003

ARDEN REALTY, INC.

(Exact Name of registrant as specified in its charter)

Maryland	1-12193	95-4578533

(State of other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11601 Wilshire Boulevard, Fourth Floor, Los Angeles, California 90025
(Address of principal executive offices) (Zip Code)

(310) 966-2600
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

     The Board of Directors of Arden Realty, Inc. (the “Company”) voted to amend the Company’s stockholder rights agreement to accelerate the expiration date of the purchase rights issued under the plan. Under the terms of the amendment, the purchase rights will now expire at the close of business on June 30, 2003, rather than on August 28, 2008, as initially provided under the rights agreement. The Company also announced that the rights agreement will terminate on June 30, 2003, upon the expiration of the purchase rights.

     The terms of the amendment to the rights agreement are set forth in the Second Amendment to Rights Agreement, dated as of June 19, 2003, between the Company and The Bank of New York, as Rights Agent, a copy of which is being filed as an exhibit hereto and is incorporated herein by reference.

     In addition, a press release issued by the Company in connection with the amendment to the rights agreement is being filed as an exhibit hereto and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit No.	Exhibit

4.1	Second Amendment to Rights Agreement, dated as of June 19, 2003, between Arden Realty, Inc. and The Bank of New York, as Rights Agent.

99.1	Press Release, dated June 12, 2003, issued by the Company announcing second quarter 2003 dividend and termination of the Company’s stockholder rights agreement.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARDEN REALTY, INC.

Date: June 26, 2003	By:	/S/ Richard S. Davis

Richard S. Davis
Senior Vice President and Chief Financial Officer